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                                                                      EXHIBIT 12

DELTA AIR LINES, INC.

STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(In Millions, except ratios)

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                                                                         Six Months                    Six Months
                                                                            Ended                         Ended
                                                                         December 31,                  December 31,
                                                                             1997                         1996
                                                                         ------------                 ------------
Earnings :
                  Earnings before income taxes                             $   730                     $ 603

Add (deduct):
                  Fixed charges                                                335                       261
                  Interest capitalized                                         (18)                      (16)
                                                                           -------                     -----

Earnings as adjusted                                                       $ 1,047                     $ 848
                                                                           =======                     =====


Fixed charges:

                  Interest expense                                         $    99                     $ 106
                  Portion of rental expense representative
                     of the interest factor                                    236                       155
                                                                           -------                     -----

Total fixed charges                                                        $   335                     $ 261
                                                                           =======                     =====



Ratio of earnings to fixed charges                                            3.13                      3.25

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